Exhibit 99.1

Booking Holdings Reports Financial Results for 4th Quarter and Full Year 2023 and Announces Initiation of a Quarterly Dividend

NORWALK, CT – February 22, 2024. . . Booking Holdings Inc. (NASDAQ: BKNG) (the "Company," "we," "our," or "us") today reported its fourth quarter and full year 2023 financial results and announced the initiation of a quarterly dividend:
Fourth Quarter 2023
•Gross travel bookings, which refers to the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers, net of cancellations, for the fourth quarter were $31.7 billion, an increase of 16% from the prior-year quarter.
•Room nights booked increased 9% from the prior-year quarter.
•Total revenues were $4.8 billion, an increase of 18% from the prior-year quarter.
•Net income was $222 million, a decrease of 82% from the prior-year quarter.
•Net income per diluted common share was $6.28, a decrease of 80% from the prior-year quarter.
•Non-GAAP net income was $1.1 billion, an increase of 18% from the prior-year quarter.
•Non-GAAP net income per diluted common share was $32.00, an increase of 29% from the prior-year quarter.
•Adjusted EBITDA was $1.5 billion, an increase of 18% from the prior-year quarter.
Full Year 2023
•Gross travel bookings for the full year 2023 were $150.6 billion, an increase of 24% from the prior year.
•Room nights booked increased 17% from the prior year.
•Total revenues were $21.4 billion, an increase of 25% from the prior year.
•Net income was $4.3 billion, an increase of 40% from the prior year.
•Net income per diluted common share was $117.40, an increase of 54% from the prior year.
•Non-GAAP net income was $5.6 billion, an increase of 39% from the prior year.
•Non-GAAP net income per diluted common share was $152.22, an increase of 52% from the prior year.
•Adjusted EBITDA was $7.1 billion, an increase of 34% from the prior year.
During the fourth quarter and full year 2023, the Company accrued a loss of $276 million related to the Netherlands pension fund matter and a loss of $530 million related to a draft decision by the Spanish competition authority, both of which have been excluded from Non-GAAP net income and Adjusted EBITDA. For more information regarding these matters, see Note 16 to the Consolidated Financial Statements to be filed with the Annual Report on Form 10-K for the year ended December 31, 2023.

The section below under the heading "Non-GAAP Financial Measures" provides definitions and information about the use of non-GAAP financial measures in this press release, and the attached financial and statistical supplement reconciles non-GAAP financial results with Booking Holdings' financial results under GAAP.
"We are pleased to report a strong close to 2023 with fourth quarter room nights growing 9% year-over-year or 11% when excluding business associated with Israel, which was significantly impacted by the war. For the full year, we reached a significant milestone with over 1 billion room nights booked on our platforms, and we achieved record levels of gross bookings, revenue, and operating income," said Glenn Fogel, Chief Executive Officer of Booking Holdings. "We are confident in the long-term growth of leisure travel and in the opportunities ahead for our company as we continue our work to deliver a better offering and experience for our supply partners and our travelers."
Initiation of a Quarterly Dividend
Our Board of Directors declared a quarterly cash dividend of $8.75 per share, payable on March 28, 2024 to stockholders of record as of the close of business on March 8, 2024. We expect to pay a cash dividend on a quarterly basis going forward, subject to our Board’s consideration of, among other things, market conditions and our financial performance and cash flows.

Non-GAAP Financial Measures
The Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and include all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operating results.
To supplement the Consolidated Financial Statements, the Company uses the following non-GAAP financial measures: adjusted EBITDA, non-GAAP net income (loss), non-GAAP net income (loss) per diluted common share and free cash flow (net cash provided by (used in) operating activities less capital expenditures). The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
The Company uses non-GAAP financial measures for financial and operational decision-making and as a basis to evaluate performance and set targets for employee compensation programs. The Company believes that these non-GAAP financial measures are useful for analysts and investors to evaluate the Company's ongoing operating performance because they facilitate comparison of the Company's results for the current period and projected next-period results to those of prior periods and to those of its competitors (though other companies may calculate similar non-GAAP financial measures differently from those calculated by the Company). These non-GAAP financial measures, in particular adjusted EBITDA, non-GAAP net income (loss) and free cash flow, are not intended to represent funds available for Booking Holdings' discretionary use and are not intended to represent or to be used as a substitute for operating income (loss), net income (loss) or net cash provided by (used in) operating activities as measured under GAAP. The items excluded from these non-GAAP measures, but included in the calculation of their closest GAAP equivalent, are significant components of the Company's consolidated statements of operations and cash flows and must be considered in performing a comprehensive assessment of overall financial performance.
Non-GAAP net income (loss) is net income (loss) with the following adjustments:
•excludes accruals related to the Netherlands pension fund matter,
•excludes accruals related to a draft decision by the Spanish competition authority,
•excludes accruals related to settlements of certain indirect tax matters,
•excludes the termination fee related to an acquisition agreement,
•excludes significant losses on assets classified as held for sale,
•excludes significant gains and losses on sale and leaseback transactions,
•excludes gains and losses on equity securities with readily determinable fair values,
•     excludes the impact, if any, of significant gains and losses on the sale of and impairment and credit losses on investments in available-for-sale debt securities and significant gains and losses on the sale of and impairment and other valuation adjustments on investments in equity securities without readily determinable fair values,
•excludes foreign currency transaction gains and losses on the remeasurement of Euro-denominated debt and accrued interest that are not designated as hedging instruments for accounting purposes and debt-related foreign currency derivative instruments used as economic hedges,
•excludes amortization expense of intangible assets,
•excludes interest received on tax payments refunded pursuant to settlement with authorities,
•excludes the impact of net unrecognized tax benefits related to certain income tax matters, and
•     the income tax impact of the non-GAAP adjustments mentioned above and changes in tax estimates, as applicable.
In addition to the adjustments listed above regarding non-GAAP net income (loss), adjusted EBITDA excludes depreciation expense, interest expense, and to the extent not included in the adjustments listed above, interest and dividend income, and income tax expense (benefit). In the event the Company reports a GAAP net income but a non-GAAP net loss, dilutive shares that are included in the GAAP weighted-average number of diluted common shares outstanding are excluded from the non-GAAP weighted-average number of diluted common shares outstanding. In the event the Company reports a GAAP net loss but a non-GAAP net income, anti-dilutive shares that are excluded from the GAAP weighted-average number of diluted common shares outstanding are included in the non-GAAP weighted-average number of diluted common shares outstanding.

We evaluate certain operating and financial measures on both an as-reported and constant-currency basis. We calculate constant currency by converting our current-year period results for transactions recorded in currencies other than U.S. Dollars using the corresponding prior-year period monthly average exchange rates rather than the current-year period monthly average exchange rates.
The attached financial and statistical supplement includes reconciliations of our financial results under GAAP to non-GAAP financial information for the three and twelve months ended December 31, 2023 and 2022. We are not able to provide a reconciliation between forward-looking adjusted EBITDA and GAAP net income (loss) because we cannot predict certain components of such reconciliation without unreasonable effort as they arise from events in future periods.

Information About Forward-Looking Statements
This press release contains forward-looking statements, which reflect the views of the Company's management regarding current expectations based on currently available information about future events. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, such as: adverse changes in market conditions for travel services; the effects of competition; the Company's ability to manage growth and expand; adverse changes in relationships with third parties on which the Company depends; success of the Company's marketing efforts; rapid technological and other market changes; the Company's ability to attract and retain qualified personnel; impacts of impairments and changes in accounting estimates; and other business and industry changes. Other risks and uncertainties relate to cyberattacks and information security; tax, legal, and regulatory risks; the Company's facilitation of payments; foreign currency exchange rates; financial risks relating to the Company's debt levels and stock price volatility; and the success of the Company's investments and acquisition strategy. For a detailed discussion of these and other risk factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements included in this press release, refer to the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequently filed Quarterly Reports on Form 10-Q. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.
We will be posting our prepared remarks to the Booking Holdings investor relations website after the conclusion of the earnings call.

About Booking Holdings Inc.
Booking Holdings (NASDAQ: BKNG) is the world's leading provider of online travel and related services, provided to consumers and local partners in more than 220 countries and territories through five primary consumer-facing brands: Booking.com, Priceline, Agoda, KAYAK and OpenTable. The mission of Booking Holdings is to make it easier for everyone to experience the world. For more information, visit BookingHoldings.com and follow us on X (formerly known as Twitter) @BookingHoldings.
###
For Press Information: Leslie Cafferty communications@bookingholdings.com
For Investor Relations: John Longstreet ir@bookingholdings.com
#BKNG_Earnings

Booking Holdings Inc.
CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share data)

	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$12,107	$12,221
Short-term investments (Available-for-sale debt securities: Amortized cost of $580 and $176, respectively)	576	175
Accounts receivable, net (Allowance for expected credit losses of $137 and $117, respectively)	3,253	2,229
Prepaid expenses, net	644	477
Other current assets	454	696
Total current assets	17,034	15,798
Property and equipment, net	784	669
Operating lease assets	705	645
Intangible assets, net	1,613	1,829
Goodwill	2,826	2,807
Long-term investments (Includes available-for-sale debt securities: Amortized cost of $576 at December 31, 2022)	440	2,789
Other assets, net	940	824
Total assets	$24,342	$25,361
LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$3,480	$2,507
Accrued expenses and other current liabilities	4,635	3,244
Deferred merchant bookings	3,254	2,223
Short-term debt	1,961	500
Total current liabilities	13,330	8,474
Deferred income taxes	258	685
Operating lease liabilities	599	552
Long-term U.S. transition tax liability	515	711
Other long-term liabilities	161	172
Long-term debt	12,223	11,985
Total liabilities	27,086	22,579
Commitments and contingencies
Stockholders' (deficit) equity:
Common stock, $0.008 par value, Authorized shares: 1,000,000,000 Issued shares: 64,048,000 and 63,780,528, respectively	—	—
Treasury stock: 29,650,351 and 25,917,558 shares, respectively	(41,426)	(30,983)
Additional paid-in capital	7,175	6,491
Retained earnings	31,830	27,541
Accumulated other comprehensive loss	(323)	(267)
Total stockholders' (deficit) equity	(2,744)	2,782
Total liabilities and stockholders' (deficit) equity	$24,342	$25,361

Booking Holdings Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(unaudited)
Merchant revenues	$2,469	$1,780	$10,936	$7,193
Agency revenues	2,068	2,049	9,414	9,003
Advertising and other revenues	247	220	1,015	894
Total revenues	4,784	4,049	21,365	17,090
Operating expenses:
Marketing expenses	1,433	1,314	6,773	5,993
Sales and other expenses(1)	650	511	2,744	1,986
Personnel, including stock-based compensation of $161, $102, $530, and $404, respectively	1,032	598	3,294	2,465
General and administrative(1)	738	270	1,555	766
Information technology	187	126	655	526
Depreciation and amortization	134	124	504	451
Other operating expenses	1	(239)	5	(199)
Total operating expenses	4,175	2,704	15,530	11,988
Operating income	609	1,345	5,835	5,102
Interest expense	(208)	(145)	(897)	(391)
Other income (expense), net	10	252	543	(788)
Income before income taxes	411	1,452	5,481	3,923
Income tax expense	189	217	1,192	865
Net income	$222	$1,235	$4,289	$3,058
Net income applicable to common stockholders per basic common share	$6.37	$32.07	$118.67	$76.70
Weighted-average number of basic common shares outstanding (in 000's)	34,730	38,524	36,140	39,872
Net income applicable to common stockholders per diluted common share	$6.28	$31.92	$117.40	$76.35
Weighted-average number of diluted common shares outstanding (in 000's)	35,222	38,709	36,530	40,052

(1) The section "Reclassifications", attached to this press release, provides further information regarding the reclassification of certain indirect taxes, primarily digital services taxes, between "General and administrative" expenses and "Sales and other expenses."

Booking Holdings Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Year Ended December 31,
	2023	2022
OPERATING ACTIVITIES:
Net income	$4,289	$3,058
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	504	451
Provision for expected credit losses and chargebacks	330	232
Deferred income tax benefit	(478)	(257)
Net losses on equity securities	131	963
Stock-based compensation expense and other stock-based payments	530	404
Operating lease amortization	161	156
Unrealized foreign currency transaction losses (gains) related to Euro-denominated debt	163	(46)
Gain on sale and leaseback transaction	—	(240)
Other	5	38
Changes in assets and liabilities:
Accounts receivable	(1,330)	(1,228)
Prepaid expenses and other current assets	155	(217)
Deferred merchant bookings and other current liabilities	2,742	3,718
Long-term assets and liabilities	142	(478)
Net cash provided by operating activities	7,344	6,554
INVESTING ACTIVITIES:
Purchase of investments	(12)	(768)
Proceeds from sale and maturity of investments	1,840	32
Additions to property and equipment	(345)	(368)
Proceeds from sale and leaseback transaction	—	601
Other investing activities	3	(15)
Net cash provided by (used in) investing activities	1,486	(518)
FINANCING ACTIVITIES:
Proceeds from the issuance of long-term debt	1,893	3,621
Payments on maturity of debt	(500)	(1,880)
Payments for repurchase of common stock	(10,377)	(6,621)
Proceeds from exercise of stock options	134	7
Other financing activities	(59)	(24)
Net cash used in financing activities	(8,909)	(4,897)
Effect of exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents	(37)	(40)
Net (decrease) increase in cash and cash equivalents and restricted cash and cash equivalents	(116)	1,099
Total cash and cash equivalents and restricted cash and cash equivalents, beginning of period	12,251	11,152
Total cash and cash equivalents and restricted cash and cash equivalents, end of period	$12,135	$12,251
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$1,789	$600
Cash paid during the period for interest	$842	$380

Booking Holdings Inc.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In millions, except share and per share data) (1)

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA		Three Months Ended December 31,		Year Ended December 31,
		2023	2022	2023	2022
	Net income	$222	$1,235	$4,289	$3,058

(a)	Accruals related to the Netherlands pension fund matter	276	—	276	—
(b)	Accruals related to a draft decision by the Spanish competition authority	530	—	530	—
(c)	Accruals related to settlements of indirect tax matters	—	46	62	46
(d)	Termination fee related to an acquisition agreement	—	—	90	—
(e)	Depreciation and amortization	134	124	504	451
(f)	Loss on assets classified as held for sale	—	—	—	36
(g)	Gain on sale and leaseback transaction	—	(240)	—	(240)
(e)	Interest and dividend income	(237)	(131)	(1,020)	(219)
(e)	Interest expense	208	145	897	391
(h)	Net (gains) losses on equity securities	(20)	(179)	131	963
(i)	Foreign currency transaction losses (gains) on the remeasurement of certain Euro-denominated debt and accrued interest and debt-related foreign currency derivative instruments	165	24	163	(56)
(e)	Income tax expense	189	217	1,192	865
	Adjusted EBITDA	$1,464	$1,241	$7,112	$5,295
	Net income as a % of Total Revenues	4.6%	30.5%	20.1%	17.9%
	Adjusted EBITDA as a % of Total Revenues	30.6%	30.7%	33.3%	31.0%

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME AND NON-GAAP NET INCOME APPLICABLE TO COMMON STOCKHOLDERS PER DILUTED COMMON SHARE		Three Months Ended December 31,		Year Ended December 31,
		2023	2022	2023	2022
	Net income	$222	$1,235	$4,289	$3,058

(a)	Accruals related to the Netherlands pension fund matter	276	—	276	—
(b)	Accruals related to a draft decision by the Spanish competition authority	530	—	530	—
(c)	Accruals related to settlements of indirect tax matters	—	46	62	46
(d)	Termination fee related to an acquisition agreement	—	—	90	—
(f)	Loss on assets classified as held for sale	—	—	—	36
(g)	Gain on sale and leaseback transaction	—	(240)	—	(240)
(h)	Net (gains) losses on equity securities	(20)	(179)	131	963
(i)	Foreign currency transaction losses (gains) on the remeasurement of certain Euro-denominated debt and accrued interest and debt-related foreign currency derivative instruments	165	24	163	(56)
(j)	Amortization of intangible assets	56	57	222	224
(k)	Interest received on refunded tax payments	—	—	(31)	—
(l)	Net unrecognized tax benefits related to French income tax matters	—	(25)	—	100
(m)	Tax impact of Non-GAAP adjustments	(99)	40	(170)	(133)
	Non-GAAP Net income	$1,128	$957	$5,561	$3,998
	GAAP and Non-GAAP weighted-average number of diluted common shares outstanding (in 000's)	35,222	38,709	36,530	40,052
	Net income applicable to common stockholders per diluted common share	$6.28	$31.92	$117.40	$76.35
	Non-GAAP Net income applicable to common stockholders per diluted common share	$32.00	$24.74	$152.22	$99.83

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW		Year Ended December 31,
		2023	2022
	Net cash provided by operating activities	$7,344	$6,554
(n)	Additions to property and equipment	(345)	(368)
	Free cash flow	$6,999	$6,186
	Net cash provided by operating activities as a % of Total Revenues	34.4%	38.3%
	Free cash flow as a % of Total Revenues	32.8%	36.2%

(1) Amounts may not total due to rounding.

Notes:
(a)	Accruals related to the Netherlands pension fund matter are recorded in Personnel expenses and excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.
(b)	Accruals related to a draft decision by the Spanish competition authority are recorded in General and administrative expenses and excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.
(c)	Accruals related to settlements of certain indirect tax matters are recorded in General and administrative expenses and excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.
(d)	Termination fee related to the acquisition agreement for the Etraveli Group is recorded in General and administrative expenses and excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.
(e)	Amounts are excluded from Net income to calculate Adjusted EBITDA.
(f)	Loss on assets classified as held for sale is recorded in Other operating expenses and excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.
(g)	Gain on the sale and leaseback transaction related to Booking.com's headquarters building is recorded in Other operating expenses and excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.
(h)	Net (gains) losses on equity securities with readily determinable fair values and impairments of investments in equity securities are recorded in Other income (expense), net and excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.
(i)	Foreign currency transaction losses (gains) on the remeasurement of Euro-denominated debt and accrued interest that are not designated as hedging instruments for accounting purposes and debt-related foreign currency derivative instruments used as economic hedges are recorded in Other income (expense), net and excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.
(j)	Amortization of intangible assets is recorded in Depreciation and amortization expenses and excluded from Net income to calculate Non-GAAP Net income.
(k)	Interest received on tax payments refunded pursuant to a settlement with authorities is recorded in Other income (expense), net and Income tax expense, as applicable, and excluded from Net income to calculate Non-GAAP Net income.
(l)	Net unrecognized tax benefits related to French income tax matters is recorded in Income tax expense and excluded from Net income to calculate Non-GAAP Net income.
(m)	Reflects the tax impact of Non-GAAP adjustments above and changes in tax estimates which are excluded from Net income to calculate Non-GAAP Net income.
(n)	Cash used for additions to property and equipment is included in the calculation of Free cash flow.

For a more detailed discussion of the adjustments described above, please see the section in this press release under the heading "Non-GAAP Financial Measures" which provides definitions and information about the use of non-GAAP financial measures.

Booking Holdings Inc.
Statistical Data
Units Sold in millions and Gross Bookings and Total Revenues in billions(1)
(Unaudited)

Units Sold	1Q22	2Q22	3Q22	4Q22	1Q23	2Q23	3Q23	4Q23	FY 2022	FY 2023
Room Nights	198	246	240	211	274	268	276	231	896	1,049
Year/Year Growth	99.7%	56.3%	31.5%	39.5%	38.3%	8.8%	14.9%	9.2%	51.6%	17.1%

Rental Car Days	15	16	16	14	19	20	20	15	62	74
Year/Year Growth	53.0%	22.4%	24.9%	27.6%	22.7%	24.0%	20.0%	10.7%	30.7%	19.7%

Airline Tickets	5	6	6	6	8	9	9	9	23	36
Year/Year Growth	69.1%	31.4%	45.1%	61.5%	73.3%	58.3%	56.6%	45.8%	49.9%	57.6%

Gross Bookings(2)	1Q22	2Q22	3Q22	4Q22	1Q23	2Q23	3Q23	4Q23	FY 2022	FY 2023
Merchant	$11.0	$15.1	$14.5	$13.3	$19.9	$21.1	$22.3	$18.4	$53.9	$81.7
Agency	16.3	19.4	17.6	14.0	19.5	18.6	17.5	13.3	67.4	68.9
Total	$27.3	$34.5	$32.1	$27.3	$39.4	$39.7	$39.8	$31.7	$121.3	$150.6

Gross Bookings Year/Year Growth (Decline)
Merchant	240.6%	126.5%	64.6%	85.9%	81.0%	39.9%	53.5%	38.7%	108.4%	51.7%
Agency	87.1%	27.2%	18.4%	18.2%	19.7%	(4.5)%	(0.4)%	(5.3)%	32.8%	2.3%
Total	128.7%	57.3%	35.6%	43.6%	44.5%	14.9%	24.0%	16.1%	58.3%	24.2%
Constant-currency Basis	140%	73%	52%	58%	52%	16%	21%	15%	73%	25%

	1Q22	2Q22	3Q22	4Q22	1Q23	2Q23	3Q23	4Q23	FY 2022	FY 2023
Total Revenues	$2.7	$4.3	$6.1	$4.0	$3.8	$5.5	$7.3	$4.8	$17.1	$21.4
Year/Year Growth	136.3%	98.7%	29.4%	35.8%	40.2%	27.2%	21.3%	18.1%	56.0%	25.0%
Constant-currency Basis	146%	116%	47%	49%	47%	28%	18%	17%	71%	25%

(1)Amounts may not total due to rounding.

(2) Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers, net of cancellations.

Booking Holdings Inc.
Reclassifications
(Unaudited)

The Company has reclassified certain indirect taxes, primarily digital services taxes, between "General and administrative" expenses and "Sales and other expenses." These reclassifications did not affect the previously reported quarterly Revenue, Operating income (loss), Income (loss) before income taxes, or Net income (loss) in the Unaudited Consolidated Statements of Operations. The following table presents the impact of the reclassifications by quarter on "Sales and other expenses" and "General and administrative" expenses in the Unaudited Consolidated Statements of Operations (in millions):

	Three months ended				Year ended
	March 31,	June 30,	September 30,	December 31,	December 31,
2023
Sales and other expenses (Prior presentation)	$542	$666	$723	$597	$2,528
Reclassifications	28	51	84	53	216
Sales and other expenses (New presentation)	$570	$717	$807	$650	$2,744

General and administrative (Prior presentation)	$289	$304	$387	$791	$1,771
Reclassifications	(28)	(51)	(84)	(53)	(216)
General and administrative (New presentation)	$261	$253	$303	$738	$1,555

2022
Sales and other expenses (Prior presentation)	$339	$465	$540	$474	$1,818
Reclassifications	24	38	69	37	168
Sales and other expenses (New presentation)	$363	$503	$609	$511	$1,986

General and administrative (Prior presentation)	$158	$207	$262	$307	$934
Reclassifications	(24)	(38)	(69)	(37)	(168)
General and administrative (New presentation)	$134	$169	$193	$270	$766